UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2021

RUTH’S HOSPITALITY GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-51485	72-1060618
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 W. Canton Avenue, Ste. 100 Winter Park, FL		32789
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (407) 333-7440

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RUTH	Nasdaq

Item 1.01 Entry into a Material Definitive Agreement

On May 4, 2021, Ruth’s Hospitality Group, Inc. (the “Company”), entered into a Seventh Amendment to Credit Agreement (the “Seventh Amendment”) which amends its existing $110.0 million Credit Agreement, dated as of February 2, 2017 as amended by the First Amendment thereto, dated as of September 18, 2019, the Second Amendment thereto dated as of March 27, 2020, the Third Amendment thereto dated as of May 7, 2020, the Fourth Amendment thereto, dated as of May 18, 2020, the Fifth Amendment thereto, dated as of October 26, 2020 and the Sixth Amendment thereto, dated as of January 28, 2021 (the “Existing Credit Agreement” and the Existing Credit Agreement as amended by the Seventh Amendment, the “Amended Credit Agreement”) with certain direct and indirect subsidiaries of the Company as guarantors (the “Guarantors”), Wells Fargo Bank, National Association, as administrative agent, and the lenders (the “Lenders”) and other agents party thereto.

Following the Seventh Amendment, the amount of the revolving credit facility remains $110 million. Like the Existing Credit Agreement, the Amended Credit Amendment has a $5.0 million subfacility of letters of credit and a $5.0 million subfacility for swingline loans The maturity date of loans under the Amended Credit Agreement remains February 2, 2023 just as it was under the Existing Credit Agreement.

Interest rates on loans under the Amended Credit Agreement are 2.50% and 1.50% above the LIBOR Rate and Base Rate, respectively, and the fee for the daily unused availability under the revolving credit facility is 0.40% until the Calculation Date for the fiscal quarter ending June 27, 2021.  Thereafter, interest rate margins and the fee for the unused commitment will be calculated based on the Company’s consolidated leverage ratio (“Consolidated Leverage Ratio”) calculated on an actual rather than annualized basis.  The term “Calculation Date” means the date five (5) business days after the day on which the Company provides a compliance certificate required under the Amended Credit Agreement for its most recently ended fiscal quarter.

Interest rates on loans under the Existing Credit Agreement had been 3.00% and 2.00% above the LIBOR Rate and Base Rate, respectively, and the fee for the daily unused availability under the revolving credit facility was 0.40% until the Calculation Date for the fiscal quarter ending December 26, 2021.

The Seventh Amendment makes certain changes to the financial covenants to maintain a specified quarterly minimum adjusted Fixed Charge Coverage Ratio (“Fixed Charge Coverage Ratio”) and Maximum Consolidated Leverage Ratio (“Maximum Ratio”).

Under the Existing Credit Agreement, the Company had to have a Fixed Charge Coverage Ratio of at least 1.25 to 1.00 as of the Company’s fiscal quarter ending on June 27, 2021.  The Seventh Amendment retains such requirement.  However, for purposes of required compliance with the 1.25 to 1.00 ratio under the Amended Credit Agreement, the Fixed Charge Coverage Ratio will be calculated (i) for the fiscal quarter ending June 27, 2021 based on the two consecutive fiscal quarters then ended and (ii) for the fiscal quarter ending September 26, 2021 based on the three consecutive fiscal quarters then ended.  Thereafter, compliance with the Fixed Charge Coverage Ratio will be calculated based on a four consecutive fiscal quarter basis.  The Existing Credit Agreement had provided that the Fixed Charge Coverage Ratio would be calculated through the end of fiscal year 2021 on an annualized basis, which would exclude the impact of fiscal year 2020 and the first fiscal quarter of 2021, and on an actual basis thereafter.

The Seventh Amendment made certain changes to the Maximum Ratio that the Company and its subsidiaries must maintain for the dates indicated below:

Period	Maximum Ratio
	Existing Credit Agreement	Amended Credit Agreement
The last day of the second Fiscal Quarter of the 2021 Fiscal Year	5.00 to 1.00	4.00 to 1.00
The last day of the third Fiscal Quarter of the 2021 Fiscal Year	4.50 to 1.00	3.50 to 1.00
The last day of the fourth Fiscal Quarter of the 2021 Fiscal Year	4.00 to 1.00	3.00 to 1.00
The last day of the first Fiscal Quarter of the 2022 Fiscal Year and thereafter	3.00 to 1.00	3.00 to 1.00

For purposes of calculating required compliance with the Maximum Ratio, the Consolidated Leverage Ratio will be calculated on an annualized basis, which will exclude the impact of fiscal year 2020, through the end of the fiscal quarter ended September 26, 2021, and on an actual basis thereafter.

The Amended Credit Agreement allows non-maintenance capital expenditures in fiscal year 2021 in an amount up to $20.0 million, less any Permitted Acquisitions and Permitted Franchise Acquisitions (as such terms are defined in the Amended Credit Agreement). The Existing Credit Agreement had limited non-maintenance capital expenditures in fiscal year 2021 to $5.0 million.

In subsequent fiscal years commencing in fiscal year 2022, the Amended Credit Agreement allows the Company and its subsidiaries to make non-maintenance capital expenditures as set forth in the table below:

Consolidated Leverage Ratio*	Non-Maintenance Capital Expenditures
Greater than or equal to 2.50 to 1.00	Prohibited.
Greater than or equal to 1.50 to 1.00 but less than 2.50 to 1.00	Allowed in any fiscal year an amount not to exceed 75% of consolidated EBITDA for the immediately preceding fiscal year.
Less than 1.50 to 1.00	Allowed in an unlimited amount.

*For purposes of complying with the capital expenditures covenant in the Amended Credit Agreement, Consolidated Leverage Ratio is measured as of the end of the immediately preceding fiscal quarter (both before and after giving effect to the proposed non-maintenance capital expenditure on a pro forma basis) and calculated on an actual rather than on an annualized basis.

The Existing Credit Agreement had allowed non-maintenance capital expenditures in such fiscal years when the Consolidated Leverage Ratio was less than 2.50 to 1.00 and quarterly consolidated EBITDA was above certain thresholds.

The Amended Credit Agreement does not prohibit the Company and its subsidiaries from making maintenance capital expenditures that are otherwise in compliance with the Amended Credit Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Seventh Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a

Registrant

The discussion of the Seventh Amendment to Credit Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Index

Exhibit Number	Description
10.1

Seventh Amendment, dated as of May 4, 2021, to Credit Agreement, dated as of February 2, 2017, by and among the Company, the Guarantors, the Lenders and Wells Fargo Bank, National Association, as administrative agent and Wells Fargo Securities, LLC, as sole lead arranger and sole bookrunner.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RUTH’S HOSPITALITY GROUP, INC.

Date: May 7, 2021	By:	/s/ Kristy Chipman
Kristy Chipman
Executive Vice President and Chief Financial Officer (Principal Financial Officer)